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Exhibit 10.4

STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the "Agreement") is entered into between and among InfoSonics Corporation, a Maryland corporation ("InfoSonics"), InfoSonics Mexico, Inc., a California corporation ("InfoSonics Mexico"), Joseph Ram ("Ram") and Abraham Rosler ("Rosler") to be effective as of January 26, 2004 (the "Effective Date"). InfoSonics and InfoSonics Mexico together are referred to as the "Purchasers", and Ram and Rosler together are referred to as the "Sellers". For purposes of this Agreement, each Purchaser and each Seller shall be referred to individually as a "Party" and all of them shall be referred to collectively as the "Parties".

Recitals

        A.    Sellers desire to sell an aggregate of 100 shares (the "Shares") of the common stock of InfoSonics de Mexico, S.A. DE C.V., a corporation formed under the laws of Mexico (the "Company").

        B.    Sellers wish to sell the Shares to Purchasers, and Purchasers wish to purchase the Shares from Sellers, according to the terms and conditions of this Agreement.

Agreement

        In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

        1.     Purchase And Sale Of Shares.

            1.1   Purchase And Sale. Subject to the terms and conditions of this Agreement:

            (a)   Ram agrees to sell to InfoSonics Mexico, and InfoSonics Mexico agrees to purchase from Ram, 85 Shares;

            (b)   Rosler agrees to sell to InfoSonics Mexico, and InfoSonics Mexico agrees to purchase from Rosler, 14 Shares;

            (c)   Rosler agrees to sell to InfoSonics, and InfoSonics agrees to purchase from Rosler, 1 Share; and

            (d)   Purchasers agree to pay Sellers an aggregate of $3,600.00 (the "Purchase Price") for all the Shares. Sellers agree that the Purchase Price shall be paid $1,800.00 to Ram and $1,800.00 to Rosler even though Ram is selling 85 of the Shares and Rosler is selling 15 of the Shares.

          1.2   Closing. The purchase and sale of the Shares shall be consummated in the manner described in this Section 1.2. Upon the signing of this Agreement by all Parties and the delivery of a counterpart of the signed Agreement by each Party to the other Parties, this Agreement shall be binding upon each Party, and the following shall occur immediately thereafter:

            (a)   Each Purchaser shall deliver to the appropriate Seller the portion of the Purchase Price set forth in Section 1.1(d) in the form of a check or bank draft.

            (b)   Sellers shall deliver to the Purchasers the certificates representing the appropriate Shares together with Stock Powers And Assignments in the form of Exhibit A attached to and made a part of this Agreement, which Stock Powers And Assignments shall be signed on behalf of each Seller.

        2.     Representations Of Sellers. Each Seller represents, warrants and agrees to and with Purchasers as follows as of the Effective Date and as of the Closing Date:

          (a)   Ram is the sole beneficial, legal, and record owner of 85 of the Shares. Rosler is the sole beneficial, legal, and record owner of 15 of the Shares;

          (b)   Each Seller has full power, authority, and legal right to sell his respective portion of the Shares;

          (c)   There are no claims, liens, or other encumbrances on the Shares;

          (d)   This Agreement constitutes a legal and binding obligation of each Seller, and is valid and enforceable against each Seller and each Seller's successors in accordance with its terms;

          (e)   There are no other restrictions on the Sellers' rights or ability to sell the Shares to Purchasers; and

          (f)    The Shares constitute all issued and outstanding shares of the capital or equity securities of the Company and the Company has no agreement or other obligation to issue capital or equity securities to any person or entity.

        3.     Representations Of Purchasers. Purchasers hereby represent, warrant, and agree to and with Seller as follows:

          (a)   Each Purchaser has full power, authority, and legal right to purchase the Shares from Sellers, and the execution of this Agreement by each Purchaser does not require the consent of, or notice to, any party not previously obtained or given;

          (b)   This Agreement constitutes a legal and binding obligation of each Purchaser, and is valid and enforceable against each Purchaser and each Purchaser's successors in accordance with its terms;

          (c)   Each Purchaser has had the opportunity to discuss the sale of the Shares with Sellers and the Company, and each Purchaser has obtained or been given access to all information concerning the Company that each Purchaser has requested;

          (d)   Each Purchaser understands that the Shares and the transfer of Shares pursuant to this Agreement have not been registered under federal or state securities laws and the Shares are "restricted" securities as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). Each Purchaser understands that it may not sell, offer for sale, transfer, pledge or hypothecate the Shares in the absence of an effective registration statement covering that transaction, under all applicable federal and state securities laws, unless that transaction is exempt from registration under all applicable federal and state securities laws, including an exemption under Rule 144 promulgated under the Act;

          (e)   Each Purchaser understands that each of the Sellers is a director, officer, and major stockholder of the Company; and

        4.     Additional Covenants.

          4.1   Brokerage Commissions And Finders' Fees. Purchasers shall indemnify and hold harmless each Seller from any loss, cost or expense arising out of any claim for brokerage commissions, finders' fees or other like payment with respect to this Agreement or other transfer of the Shares if such claim is based upon any agreement or understanding with each Purchaser or such Purchaser's representatives or agents. Each Seller shall indemnify and hold harmless each Purchaser from any loss, cost, or expense arising out of a claim for brokerage commissions, finders' fees or other like payment with respect to this Agreement or the transfer of the Shares if such claim is based upon any agreement or understanding with either Seller or any of either Seller's representatives or agents.

          4.2   Expenses. Each respective Party will pay all expenses and fees of his or its legal counsel, accountants, and other agents and advisers incurred pursuant to this Agreement regardless of whether the transactions contemplated in this Agreement are consummated.

        5.     Miscellaneous.

          5.1   Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

          5.2   Notice. All notices, requests, demands, directions and other communications ("Notices") provided for in this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this Section 5.2. When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the third business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 5.2. When sent by telecopier or facsimile, each such Notice shall be effective on the first business day on which or after which it is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

Purchaser:	Info Sonics Corporation 6325 Lusk Blvd., Suite A San Diego, California 92121 Facsimile No.: (858) 373-1507
Sellers:	Joseph Ram 6325 Lusk Blvd., Suite A San Diego, California 92121 Facsimile No.: (858) 373-1507
Abraham Rosler 6325 Lusk Blvd., Suite A San Diego, California 92121 Facsimile No.: (858) 373-1507

        Any Party may change his or its respective address for purposes of this Section 5.2 by giving the other Party Notice of the new address in the manner set forth above.

        5.3   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, and if any provision of this Agreement shall be or become prohibited or invalid in whole or in part for any reason whatsoever, that provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining portion of that provision or the remaining provisions of this Agreement.

        5.4   Non-Waiver. The waiver of any Party of a breach or a violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement.

        5.5   Amendment. No amendment or modification of this Agreement shall be deemed effective unless and until it has been executed in writing by the Parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provision of this Agreement, except by a written instrument that has been executed by the Party charged with such waiver or estoppel.

        5.6   Inurement. This Agreement shall be binding upon all of the Parties, and it shall benefit, respectively, each of the Parties, and their respective successors and assigns. This Agreement shall not be assignable by any Party. There are no third party beneficiaries to this Agreement.

        5.7   Headings. The headings to this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        5.8   Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

        5.9   Survival Of Representations And Warranties. Each covenant, agreement, representation and warranty of the Parties under this Agreement shall survive for one year the execution of this Agreement and the performance of each respective Party's obligations pursuant to this Agreement.

        IN WITNESS WHEREOF, this Agreement is executed on the dates set forth below to be effective as of the Effective Date.

PURCHASERS: INFOSONICS CORPORATION
Date:	1/27/2004	By:	/s/ JOSEPH RAM
INFOSONICS MEXICO, INC.
Date:	1/27/2004	By:	/s/ JOSEPH RAM
SELLERS:
Date:	1/27/2004	/s/ JOSEPH RAM Joseph Ram, individually
Date:	1/26/04	/s/ ABRAHAM ROSLER Abraham Rosler, individually

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  Exhibit 10.4
STOCK PURCHASE AGREEMENT